Exhibit 99.1
Teleflex Incorporated
Pro forma Segment Results of Operations
To Reflect Discontinued Operations

	2006 - (Unaudited)					2006 - (Unaudited)
					Full	YTD	YTD	YTD	YTD
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4
Revenues
Commercial	$304,527	$337,167	$290,357	$318,787	$1,250,838	$304,527	$641,694	$932,051	$1,250,838
Medical	203,121	217,761	207,722	230,072	858,676	203,121	420,882	628,604	858,676
Aerospace	92,235	95,256	107,446	110,435	405,372	92,235	187,491	294,937	405,372

Total revenues	$599,883	$650,184	$605,525	$659,294	$2,514,886	$599,883	$1,250,067	$1,855,592	$2,514,886

Segment operating profit (*)
Commercial	$20,354	$24,982	$14,756	$18,271	$78,363	$20,354	$45,336	$60,092	$78,363
Medical	30,261	37,335	44,223	49,888	161,707	30,261	67,596	111,819	161,707
Aerospace	9,093	8,116	9,760	13,255	40,224	9,093	17,209	26,969	40,224

Total segment operating profit	59,708	70,433	68,739	81,414	280,294	59,708	130,141	198,880	280,294
Corporate expenses	7,221	6,750	7,678	13,287	34,936	7,221	13,971	21,649	34,936
(Gain) loss on sales of businesses and assets	(643)	1,828	(453)	106	838	(643)	1,185	732	838
Restructuring and impairment charges	4,493	8,475	3,275	8,983	25,226	4,493	12,968	16,243	25,226
Minority interest in consolidated subsidiaries	(5,653)	(5,935)	(6,627)	(6,742)	(24,957)	(5,653)	(11,588)	(18,215)	(24,957)

Income from continuing operations before interest, taxes and minority interest	54,290	59,315	64,866	65,780	244,251	54,290	113,605	178,471	244,251
Interest expense, net	8,437	9,303	8,541	9,304	35,585	8,437	17,740	26,281	35,585

Income from continuing operations before taxes and minority interest	45,853	50,012	56,325	56,476	208,666	45,853	95,865	152,190	208,666
Taxes on income from continuing operations	12,659	10,094	15,002	12,540	50,295	12,659	22,753	37,755	50,295

Income from continuing operations before minority interest	33,194	39,918	41,323	43,936	158,371	33,194	73,112	114,435	158,371
Minority interest in consolidated subsidiaries	5,653	5,935	6,627	6,742	24,957	5,653	11,588	18,215	24,957

Income from continuing operations	27,541	33,983	34,696	37,194	133,414	27,541	61,524	96,220	133,414
Operating income from discontinued operations	2,484	3,545	1,972	1,877	9,878	2,484	6,029	8,001	9,878
Taxes on income from discontinued operations	919	889	702	1,352	3,862	919	1,808	2,510	3,862

Net income	$29,106	$36,639	$35,966	$37,719	$139,430	$29,106	$65,745	$101,711	$139,430

Earnings per share:
Basic:
Income from continuing operations	$0.68	$0.84	$0.88	$0.95	$3.36	$0.68	$1.53	$2.40	$3.36
Income from discontinued operations	$0.04	$0.07	$0.03	$0.01	$0.15	$0.04	$0.10	$0.14	$0.15

Net income	$0.72	$0.91	$0.91	$0.97	$3.51	$0.72	$1.63	$2.54	$3.51

Diluted:
Income from continuing operations	$0.68	$0.84	$0.88	$0.95	$3.34	$0.68	$1.52	$2.39	$3.34
Income from discontinued operations	$0.04	$0.07	$0.03	$0.01	$0.15	$0.04	$0.10	$0.14	$0.15

Net income	$0.72	$0.90	$0.91	$0.96	$3.49	$0.72	$1.62	$2.53	$3.49

Average number of common and common equivalent shares outstanding:
Basic	40,346	40,244	39,465	38,983	39,760	40,346	40,295	40,019	39,760
Diluted	40,626	40,495	39,566	39,227	39,988	40,626	40,577	40,241	39,988

(*)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other products costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, (gain) loss on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.
These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.
Certain financial information is presented on a rounded basis, which may cause minor differences.

Teleflex Incorporated
Pro forma Segment Results of Operations
To Reflect Discontinued Operations

	2005 - (Unaudited)					2005 - (Unaudited)
					Full	YTD	YTD	YTD	YTD
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4
Revenues
Commercial	$303,808	$314,706	$270,173	$300,958	$1,189,645	$303,808	$618,514	$888,687	$1,189,645
Medical	209,901	217,956	196,553	206,728	831,138	209,901	427,857	624,410	831,138
Aerospace	81,017	92,450	89,310	104,053	366,830	81,017	173,467	262,777	366,830

Total revenues	$594,726	$625,112	$556,036	$611,739	$2,387,613	$594,726	$1,219,838	$1,775,874	$2,387,613

Segment operating profit (*)
Commercial	$24,817	$25,361	$9,199	$21,752	$81,129	$24,817	$50,178	$59,377	$81,129
Medical	32,872	43,068	38,938	35,078	149,956	32,872	75,940	114,878	149,956
Aerospace	122	5,754	9,466	11,635	26,977	122	5,876	15,342	26,977

Total segment operating profit	57,811	74,183	57,603	68,465	258,062	57,811	131,994	189,597	258,062

Corporate expenses	6,955	6,165	3,579	7,256	23,955	6,955	13,120	16,699	23,955
Gain on sales of businesses and assets	—	—	(5,569)	(8,654)	(14,223)	—	—	(5,569)	(14,223)
Restructuring and impairment charges	7,294	6,653	5,776	7,343	27,066	7,294	13,947	19,723	27,066
Minority interest in consolidated subsidiaries	(4,698)	(5,181)	(5,318)	(5,140)	(20,337)	(4,698)	(9,879)	(15,197)	(20,337)

Income from continuing operations before interest, taxes and minority interest	48,260	66,546	59,135	67,660	241,601	48,260	114,806	173,941	241,601
Interest expense, net	11,073	10,565	9,798	8,702	40,138	11,073	21,638	31,436	40,138

Income from continuing operations before taxes and minority interest	37,187	55,981	49,337	58,958	201,463	37,187	93,168	142,505	201,463
Taxes on income from continuing operations	8,855	13,899	9,857	14,320	46,931	8,855	22,754	32,611	46,931

Income from continuing operations before minority interest	28,332	42,082	39,480	44,638	154,532	28,332	70,414	109,894	154,532
Minority interest in consolidated subsidiaries	4,698	5,181	5,318	5,140	20,337	4,698	9,879	15,197	20,337

Income from continuing operations	23,634	36,901	34,162	39,498	134,195	23,634	60,535	94,697	134,195
Operating income (loss) from discontinued operations	23,194	(12,608)	(2,244)	414	8,756	23,194	10,586	8,342	8,756
Taxes (benefit) on income (loss) from discontinued operations	8,102	(4,680)	(1,682)	2,394	4,134	8,102	3,422	1,740	4,134

Net income	$38,726	$28,973	$33,600	$37,518	$138,817	$38,726	$67,699	$101,299	$138,817

Earnings per share:
Basic:
Income from continuing operations	$0.58	$0.91	$0.84	$0.98	$3.31	$0.58	$1.49	$2.34	$3.31
Income (loss) from discontinued operations	$0.37	$(0.20)	$(0.01)	$(0.05)	$0.11	$0.37	$0.18	$0.16	$0.11

Net income	$0.96	$0.71	$0.83	$0.93	$3.43	$0.96	$1.67	$2.50	$3.43

Diluted:
Income from continuing operations	$0.58	$0.90	$0.83	$0.97	$3.28	$0.58	$1.48	$2.31	$3.28
Income (loss) from discontinued operations	$0.37	$(0.19)	$(0.01)	$(0.05)	$0.11	$0.37	$0.18	$0.16	$0.11

Net income	$0.95	$0.71	$0.82	$0.92	$3.39	$0.95	$1.66	$2.47	$3.39

Average number of common and common equivalent
shares outstanding:
Basic	40,453	40,635	40,569	40,409	40,516	40,453	40,544	40,552	40,516
Diluted	40,699	41,031	41,185	40,917	40,958	40,699	40,865	40,972	40,958

(*)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other products costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.
These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.
Certain financial information is presented on a rounded basis, which may cause minor differences.